Exhibit 2.16

VIDEOTRON LTD. / VIDÉOTRON LTÉE

US$260,000,000

9 1/ 8 SENIOR NOTES DUE APRIL 15, 2018

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 5, 2009

Wells Fargo Bank, National Association,

as Trustee

THIRD SUPPLEMENTAL INDENTURE, dated as of March 5, 2009 (this “Third Supplemental Indenture”), by and among Videotron Ltd., a company incorporated under the laws of the Province of Québec (the “Company”), each person listed as a guarantor on the signature pages hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to that certain Indenture, dated as of April 15, 2008 (the “Original Indenture”), by and among by and among the Company, each person listed as a guarantor on the signature pages to the Original Indenture and the Trustee, as supplemented by that certain First Supplemental Indenture, dated as of April 28, 2008 (the “First Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the First Supplemental Indenture and the Trustee, and as further supplemented by that certain Second Supplemental Indenture, dated as of September 23, 2008 (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Second Supplemental Indenture and the Trustee. Terms used in this Third Supplemental Indenture that are not defined herein shall have the meanings ascribed to such terms in the Indenture.

WHEREAS, the Company wishes to issue US$260,000,000 aggregate principal amount of Additional Notes;

WHEREAS, in accordance with Section 2.15 and Section 9.01(f) of the Indenture, the Company and the Trustee may amend or supplement the Indenture to provide for the issuance of Additional Notes;

WHEREAS, the Company and the Subsidiary Guarantors wish to execute and deliver this Third Supplemental Indenture to provide for the issuance of US$260,000,000 aggregate principal amount of Additional Notes; and

WHEREAS, all things necessary have been done to make this Third Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors listed on the signature pages hereto and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. The Company shall issue US$260,000,000 aggregate principal amount of Additional Notes pursuant to this Third Supplemental Indenture (the “New Notes”).

2. The New Notes shall be issued on the date hereof at a price of 98.625% of the aggregate principal amount of the New Notes.

3. The New Notes shall be issued in the form of a 144A Global Note in an initial aggregate principal amount of US$259,735,000 (the “New 144A Notes”), and a Regulation S Global Note in an initial aggregate principal amount of US$265,000 (the “New Reg S Note”).

4. The CUSIP number and ISIN Number of the New 144A Notes is 92658T AN8 and US92658TAN81, respectively, and the CUSIP number and ISIN Number of the New Reg S Notes is C96288 AE2 and USC96288AE22, respectively.

5. The New Notes shall be Restricted Global Notes.

6. This Third Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as further supplemented by this Third Supplemental Indenture unless the context otherwise requires.

7. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

8. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Third Supplemental Indenture is executed, the provision required by said Act shall control.

9. This Third Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

10. This Third Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Third Supplemental Indenture.

11. The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

VIDEOTRON LTD.

By:	(signed)
Name:
Title:

SUBSIDIARY GUARANTORS:

LE SUPERCLUB VIDÉOTRON LTÉE

By:	(signed)
Name:
Title:

CF CABLE TV INC.

By:	(signed)
Name:
Title:

VIDEOTRON US INC.

By:	(signed)
Name:
Title:

9193-2962 QUÉBEC INC.

By:	(signed)
Name:
Title:

Videotron Third Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	(signed)
Name:
Title:

Videotron Third Supplemental Indenture